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                                                                   Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of May 13, 2003

                                 By and Between

                          AZTECA HOLDINGS, S.A. DE C.V.

                                       and

                                 UBS WARBURG LLC

                10 3/4% Senior Secured Amortizing Notes due 2008



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Definitions........................................................1

Section 2.  Registered Exchange Offer..........................................4

Section 3.  Shelf Registration.................................................7

Section 4.  Additional Interest................................................8

Section 5.  Registration Procedures............................................9

Section 6.  Registration Expenses.............................................18

Section 7.  Indemnification...................................................19

Section 8.  Rules 144 and 144A................................................22

Section 9.  Underwritten Registrations........................................22

Section 10. Miscellaneous.....................................................23

       (a)  No Inconsistent Agreements........................................23
       (b)  Adjustments Affecting Registrable Notes...........................23
       (c)  Amendments and Waivers............................................23
       (d)  Notices...........................................................24
       (e)  Successors and Assigns............................................25
       (f)  Counterparts......................................................25
       (g)  Headings..........................................................25
       (h)  Governing Law.....................................................25
       (i)  Severability......................................................25
       (j)  Securities Held by the Company or Its Affiliates..................25
       (k)  Third-Party Beneficiaries.........................................26
       (l)  Attorneys' Fees...................................................26
       (m)  Entire Agreement..................................................26

SIGNATURES ..................................................................S-1


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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is dated as of May 13, 2003, by and between AZTECA HOLDINGS, S.A. de C.V., a corporation (sociedad anonima de capital variable) duly organized under the laws of the United Mexican States (the "Company"), on the one hand, and UBS WARBURG LLC (the "Dealer Manager"), on the other hand.

          This Agreement is entered into in connection with the Dealer Manager and Solicitation Agent Agreement, dated March 3, 2003 (the "Dealer Manager Agreement"), between the Company and the Dealer Manager, relating to the Company's (i) offer to exchange US$1,000 in principal amount of its 10 3/4% Senior Secured Amortizing Notes due 2008 (the "Notes"), to be issued pursuant to the terms of the Indenture (as defined below), for each US$1,000 in principal amount of its 10 1/2% Senior Secured Notes due 2003 (the "Existing Notes") and
(ii) solicitation of consents from holders of the Existing Notes to certain proposed amendments to the indenture, dated as of January 31, 2002, between the Company and The Bank of New York, as trustee, pursuant to which the Existing Notes were issued. In order to induce the Dealer Manager to enter into the Dealer Manager Agreement, the Company has agreed with the Dealer Manager, for the benefit of the holders of the Notes to execute and deliver this Agreement.

          The parties hereby agree as follows:

          Section 1.  Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          "action" shall have the meaning set forth in Section 7(c) hereof.

          "Additional Interest" shall have the meaning set forth in Section 4(a) hereof.

          "Additional Interest Payment Date" shall have the meaning set forth in
Section 4(b) hereof.

          "Advice" shall have the meaning set forth in Section 5 hereof.

          "Agreement" shall have the meaning set forth in the first introductory paragraph hereto.

          "Applicable Period" shall have the meaning set forth in Section 2(b) hereof.

          "Board of Directors" shall have the meaning set forth in Section 5 hereof.

          "Business Day" shall mean a day that is not a Legal Holiday.

          "Company" shall have the meaning set forth in the introductory paragraph hereof and shall also include the Company's permitted successors and assigns.

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          "Commission" shall mean the Securities and Exchange Commission.

          "day" shall mean a calendar day.

          "Dealer Manager" shall have the meaning set forth in the second introductory paragraph hereof.

          "Dealer Manager Agreement" shall have the meaning set forth in the second introductory paragraph hereof.

          "Delay Period" shall have the meaning set forth in Section 5 hereof.

          "Effectiveness Period" shall have the meaning set forth in Section 3(c) hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Notes" shall have the meaning set forth in Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall have the meaning set forth in Section 2(a) hereof.

          "Holder" shall mean any holder of a Registrable Note or Registrable Notes.

          "Indenture" shall mean the Indenture, dated as of May 13, 2003, by and between the Company and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended, modified and/or supplemented from time to time in accordance with the terms thereof.

          "Inspectors" shall have the meaning set forth in Section 5(n) hereof.

          "Issue Date" shall mean May 13, 2003, the date of original issuance of the Notes.

          "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York or Mexico City, Mexico are required by law, regulation or executive order to remain closed.

          "Losses" shall have the meaning set forth in Section 7(a) hereof.

          "Notes" shall have the meaning set forth in the second introductory paragraph hereof.

          "Participant" shall have the meaning set forth in Section 7(a) hereof.

          "Participating Broker-Dealer" shall have the meaning set forth in
Section 2(b) hereof.

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          "Person" shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

          "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended, modified and/or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or Exchange Notes covered by such Registration Statement and all other amendments, modifications and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Records" shall have the meaning set forth in Section 5(n) hereof.

          "Registered Exchange Offer" shall have the meaning set forth in
Section 2(a) hereof.

          "Registrable Notes" shall mean each Note upon its original issuance and at all times subsequent thereto and each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto, in each case until (i) a Registration Statement covering such Note or Exchange Note has been declared effective by the Commission and such Note or Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Registered Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note or Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note or Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k).

          "Registration Default" shall have the meaning set forth in Section 4(a)(vi) hereof.

          "Registration Statement" shall mean any appropriate registration statement of the Company covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Requesting Participating Broker-Dealer" shall have the meaning set forth in Section 2(b) hereof.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of

                                      -3-

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an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shelf Filing Date" shall have the meaning set forth in Section 4(a)(iv) hereof.

          "Shelf Filing Event" shall have the meaning set forth in Section 2(c) hereof.

          "Shelf Registration" shall have the meaning set forth in Section 3(a) hereof.

          "Shelf Registration Statement" shall mean a Registration Statement filed in connection with a Shelf Registration.

          "TIA" shall mean the Trust Indenture Act of 1939, as amended.

          "Trustee" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes.

          "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          Section 2.  Registered Exchange Offer

          (a) The Company shall (i) file a Registration Statement (the "Exchange Offer Registration Statement") within 90 days after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the "Registered Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the "Exchange Notes") that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions, Additional Interest upon a Registration Default and registration rights), (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date, and (iii) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, offer the Exchange Notes for Registrable Notes.

          The Company shall keep the Registered Exchange Offer open for not less than 30 Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to Holders.

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          Each Holder that participates in the Registered Exchange Offer will be required to represent to the Company in writing that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Company, as defined by Rule 405 of the Securities Act, or if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a Prospectus in connection with any resale of such Exchange Notes and (vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes and that the Company will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

          (b) The Company and the Dealer Manager acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Registered Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

          The Company and the Dealer Manager also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          In light of the foregoing, if requested by a Participating Broker-Dealer (a "Requesting Participating Broker-Dealer"), the Company agrees to keep the Exchange Offer Registration Statement continuously effective for a period not less than 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to the last paragraph of Section 5 hereof (such period, the "Applicable Period"), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Company in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Registered Exchange Offer. The Company shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph. For each Note surrendered in the Exchange Offer, the Holder will receive an Exchange Note having a principal amount equal to that of the surrendered Note.

Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.

          Upon consummation of the Registered Exchange Offer in accordance with this Section 2, the Company shall have no further registration obligations other than the Company's continuing registration obligations with respect to (i) Exchange Notes held by Participating Broker-Dealers and (ii) Notes or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.

          In connection with the Registered Exchange Offer, the Company shall:

          (1) mail or cause to be mailed to each Holder entitled to participate in the Registered Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer shall remain open; and

          (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

          (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn by the Holders pursuant to the Registered Exchange Offer, if any;

          (2) deliver or cause to be delivered to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each such Holder of Notes, Exchange Notes equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

          The Registered Exchange Offer shall not be subject to any conditions, other than that (i) the Registered Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Registered Exchange Offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Registered Exchange Offer.

          The Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

          (c) In the event that (i) any changes in any applicable law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Registered Exchange Offer, (ii) for any reason the Registered Exchange Offer is not consummated within 210 days of the Issue Date,
(iii) any Holder is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Registered Exchange Offer, or
(iv) any Holder may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus (each such event referred to in clauses (i) to (iv) of this sentence, a "Shelf Filing Event"), then the Company shall file a Shelf Registration pursuant to Section 3 hereof.

          Section 3.  Shelf Registration

          If at any time a Shelf Filing Event shall occur, then:

          (a) The Company shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Registered Exchange Offer and Registrable Notes as to which Section 2(c)(iii) hereof is applicable (the "Shelf Registration"). The Company shall, as promptly as possible and in any event on or prior to 45 days after such filing obligation arises, file with the Commission the Shelf Registration Statement covering resales of the Notes or the Exchange Notes, as the case may be.

          (b) The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to the 90th day after such filing obligation arises.

          (c) The Company shall keep the Shelf Registration Statement continuously effective until the earliest of (1) the time when the Exchange Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (2) two years from the effective date of the Shelf Registration Statement ("Effectiveness Period") and (3) the date on which all Exchange Notes registered thereunder are disposed of in accordance therewith; provided, however, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the

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

Securities Act and as otherwise provided herein and (ii) the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders solely as a result of the filing of (A) a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus and (B) the occurrence of events contemplated by the penultimate paragraph of Section 5 hereof.

          (d) The Company agrees to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration.

          Section 4.  Additional Interest

          (a) The Company and the Dealer Manager agree that the Holders will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof as applicable and that it would not be feasible to ascertain the extent of such damages with precision. The Company will pay additional cash interest (the "Additional Interest") on the applicable Exchange Notes and Registrable Notes, subject to certain exceptions:

          (i) if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Issue Date;

          (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day after the Issue Date;

          (iii) if the Registered Exchange Offer is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective;

          (iv) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 45th day after the date (the "Shelf Filing Date") on which the Shelf Filing Event arises;

          (v) if obligated to file a Shelf Registration Statement, and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date; or

          (vi) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (i) through (vi), a "Registration Default"), from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The rate of the Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an

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

     additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured at which point it will reset the coupon rate, up to a maximum additional interest rate of 1.0% per annum from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Registrable Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Company without further registration under the Securities Act. Such Additional Interest will be in addition to any other interest payable from time to time with respect to the Exchange Notes and Registrable Notes. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default.

          Notwithstanding the foregoing (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

          (b) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which a Registration Default occurs. Any amounts of Additional Interest due pursuant to clauses (a)(i) through (a)(vi) of this Section 4 will be payable in cash on the regular interest payment dates (each, an "Additional Interest Payment Date"), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Notes that are Registrable Notes. The amount of Additional Interest for Registrable Notes will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of all such Registrable Notes outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and then multiplying such figure by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

          Section 5.  Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Section 2 or Section 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall:

          (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or Section 3 hereof, and use its commercially reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall (i) in the event that the Registration Statement contains any reference to the Dealer Manager or its affiliates, furnish to and afford the Dealer Manager and (ii) in all cases, furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, its counsel (if such counsel is known to the Company) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case at least five Business Days prior to such filing or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if (i) the Dealer Manager, with respect to any reference made in the Registration Statement to the Dealer Manager or its affiliates, (ii) the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, or (iii) any such Participating Broker-Dealer, as the case may be, shall reasonably object on a timely basis.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement as so amended or Prospectus as so supplemented.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker-Dealer will be a Participating Broker-Dealer in the applicable Registered Exchange Offer, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel (if such counsel is known to the Company) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if reasonably requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or any Participating Broker-Dealer, as the case may be (based upon advice of counsel), determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action hereunder that would, in the written judgment of counsel to the Company, violate applicable laws.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests in writing, their counsel (if such counsel is known to the Company) and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits promptly after the filing of such documents with the Commission.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably requests in writing; provided, however, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Company agrees to use its commercially reasonable best efforts to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; provided, however, that the Company shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) take any action that would subject itself to taxation in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such authorized denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least five Business Days prior to any sale of such Registrable Notes.

          (j) Use its commercially reasonable best efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(iv) or 5(c)(v) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

          (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested provided however, that under the terms of any such underwriting agreement, the Company shall be obligated to notify the selling Holders of Registrable Notes, or each Participating Broker-Dealer, as the case may be, their counsel (if such counsel is known to the Company) and the managing underwriters, if any, as promptly as possible if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers, the representations and warranties of the Company contained in any agreement (including such underwriting agreement) contemplated by this Section 5(m) cease to be true and correct in all material respects; (ii) use its commercially reasonable best efforts to obtain the written opinions of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use its commercially reasonable best efforts to obtain customary "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed (where reasonably possible) to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in

     "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters) with respect to all parties to be indemnified pursuant to said section; provided that the Company shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing with the Company that it will keep the Records and all such information confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records or any such information that the Company determines, in good faith, to be confidential and that it designates in writing are confidential unless (i) the disclosure of such Records or information is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records or the information supplied has been made generally available to the public other than as a result of a disclosure or failure to safeguard such information by an Inspector; provided, however, that (i) each Inspector shall agree to use reasonable best efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Company to seek to obtain a protective order or other remedy (or waive the provisions of this paragraph (n)) and (ii) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information.

          (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(b) hereof to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes or the Registered Exchange Offer; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable best efforts to cause such trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

          (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Company's securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158 of the Securities Act.

          (q) Upon the request of a Holder, upon consummation of the Registered Exchange Offer, use its commercially reasonable best efforts to obtain an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Registered Exchange Offer, that the Exchange Notes and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to customary exceptions and qualifications.

          (r) If the Registered Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (s) Subject to the limitations herein contained, use its commercially reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

          The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Company shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading. If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the "Board of Directors") has resolved that the Company has a bona fide business purpose for doing so, then the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a "Delay Period") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(k) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Company's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the date on which the Company notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period. Each of the Effectiveness Period and the Applicable Period, if applicable, shall be extended by the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Company to pay Additional Interest under the circumstances set forth in Section 4 hereof.

          In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder and each Participating Broker-Dealer, by his or its acceptance of any Registrable Note or Exchange Note, agrees that during any Delay Period, each Holder or each Participating Broker-Dealer, as the case may be, will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus to be sold by such Holder or Participating Broker-Dealer, as the case may be, and shall keep confidential the existence of any Delay Period.

          Section 6.  Registration Expenses

          All fees and expenses incident to the performance of or compliance with this Agreement by the Company (other than any underwriting discounts or commissions) shall be borne by the Company, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Registered Exchange Offer is consummated, including, without limitation,
(i) all registration and filing fees (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of a Registered Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) reasonable messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and reasonable fees and disbursements of up to $35,000 of one special counsel for all of the sellers of Registrable Notes which shall be White & Case LLP, or such other counsel as may be chosen by a majority in aggregate principal amount of the Registrable Notes covered by the Registration Statement (exclusive of any counsel retained pursuant to Section 7 hereof), (v) reasonable fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the Notes or Exchange Notes to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) in connection with a Shelf Registration Statement required by Section 3 of this Agreement, the Company shall reimburse the Dealer Manager and the Holders of Notes or Exchange Notes being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of up to $35,000 of not more than one counsel which shall be White & Case LLP, or such other counsel as may be chosen by a majority in aggregate principal amount of the Notes or Exchange Notes for whose benefit the

Shelf Registration Statement is being prepared, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

          Section 7.  Indemnification

          (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or
     Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, employees, officers and directors of any such controlling Person (each, a "Participant") from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, "Losses") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein, and (ii) that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Registrable Notes if (x) it is established in the proceeding related to such Losses that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of a related proceeding; provided, however, that this subsection (y) shall not affect any Participant's rights under the indemnity agreement contained in this Section 7(a) with respect to any Losses arising out of or based upon any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the proceeding related to such Losses. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.

          (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may haveunder this Section 7, except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action) and, such indemnified party or parties shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it or them that are different from, additional to, or in conflict with those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably accept-able to the Company and any such separate firm for the Company, their affiliates, officers, directors, representatives, employees and agents and such control Person of such Issuers shall be designated in writing by such Issuers and shall be reasonably acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act on behalf of any indemnified party.

          (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Holder or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Registrable Notes (net of discounts and commissions but before deducting expenses) received by the Company are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

          Section 8.  Rules 144 and 144A

          The Company covenants that it will use its commercially reasonable best efforts to file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information as required by, and so long as necessary to permit sales of the Registrable Notes pursuant to Rule 144A and Rule 144(k) under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

          Section 9.  Underwritten Registrations

          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering subject to the consent of the

Company (which will not be unreasonably withheld or delayed) and shall be reasonably acceptable to the Company.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          Section 10. Miscellaneous

          (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b) Adjustments Affecting Registrable Notes. The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (i) the Company and (ii)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Company and each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable

     Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

               (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

               (ii) if to the Company, at the address as follows:

                       Azteca Holdings, S.A. de C.V.
                       Periferico Sur 4121
                       Colonia Fuentes del Pedregal
                       Mexico, D.F. 14141
                       Attention: Diego Foyo Mejia
                       Facsimile: 011-52-55-3099-1457
                       Telephone: 011-52-55-3099-1333

                       With a copy to (which shall not constitute notice):

                       Akin Gump Strauss Hauer & Feld LLP
                       590 Madison Avenue
                       New York, NY  10022
                       Attention: Steven H. Scheinman
                                  Stephen E. Older
                       Facsimile: (212) 872-1002
                       Telephone: (212) 872-1000

               (iii) if to the Dealer Manager, at the address as follows:

                       UBS Warburg LLC
                       677 Washington Boulevard
                       Stamford, CT  06901
                       Attention: Ralph Cimmino or Kevin Reynolds
                       Facsimile: (203) 719-1620
                       Telephone: (203) 719-8035

                       With a copy to (which shall not constitute notice):

                       UBS Warburg LLC
                       677 Washington Boulevard
                       Stamford, CT  06901

                       Attention: Legal and Compliance Department
                       Facsimile: (203) 719-0680
                       Telephone: (203) 719-3000

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's facsimile machine, if faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in

     Rule 405 under the Securities Act) shall not be deemed outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, nor shall be construed as, a third-party beneficiary of this Agreement.

          (l) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees actually incurred in addition to its reasonable costs and expenses and any other available remedy.

          (m) Entire Agreement. This Agreement, together with the Dealer Manager Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        AZTECA HOLDINGS, S.A. de C.V.


                                        By: /s/ Luis Ontiveros
                                           -------------------------------------
                                        Name:   Luis Ontiveros
                                        Title:  Attorney-in-Fact


                                        By: /s/ Othon Frias
                                           -------------------------------------
                                        Name:  Othon Frias
                                        Title: Attorney-in-Fact


                                        UBS WARBURG LLC


                                        By: /s/ Robert Osterwalder
                                           -------------------------------------
                                        Name:  Robert Osterwalder
                                        Title: Director


                                        By: /s/ Abraham T. Han
                                           -------------------------------------
                                        Name:  Abraham T. Han
                                        Title: Associate Director